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Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource Global Series, Inc.
         RiverSource Absolute Return Currency and Income Fund
         RiverSource Emerging Markets Fund
         RiverSource Emerging Markets Bond Fund
         RiverSource Global Bond Fund
         RiverSource Global Equity Fund
         RiverSource Global Technology Fund

We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.

/s/ KPMG LLP
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    KPMG LLP

Minneapolis, Minnesota
November 14, 2006